Exhibit 5.1

August 29, 2024

BofA Securities, Inc.

Citigroup Global Markets Inc.

RBC Capital Markets, LLC

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, New York 10281

Ladies and Gentlemen:

We have acted as counsel to Associated Banc-Corp, a Wisconsin corporation (the “Company”), in connection with the execution and delivery of the Underwriting Agreement dated August 26, 2024 (the “Underwriting Agreement”) by and among the Company and RBC Capital Markets, LLC, BofA Securities, Inc. and Citigroup Global Markets Inc., as representatives of the underwriters named therein (the “Underwriters”), providing for the issuance and sale by the Company of $300,000,000 aggregate principal amount of its 6.455% Fixed Rate / Floating Rate Senior Notes due 2030 (the “Notes”) pursuant to an indenture dated as of March 14, 2011 between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the Pricing Committee Resolutions adopted on August 26, 2024, and the Certificate of Authorized Officers dated August 26, 2024 (collectively, the “Indenture”).

BofA Securities, Inc.

Citigroup Global Markets Inc.

RBC Capital Markets, LLC

August 29, 2024

In such capacity, we have examined: (i) an executed copy of the Underwriting Agreement; (ii) the Registration Statement on Form S-3 (File No. 333-280004) filed with the Commission on June 6, 2024 (including any document incorporated by reference therein, and all information included in a prospectus then deemed to be part of the Registration Statement, the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the “Securities Act”), including the base prospectus dated June 6, 2024 contained therein (the “Base Prospectus”); (iii) the preliminary prospectus supplement, dated August 26, 2024, in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act relating to the offering of the Notes (together with the Base Prospectus, the “Preliminary Prospectus”); (iv) the final prospectus supplement, dated August 26, 2024 in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act relating to the offering of the Notes (together with the Base Prospectus, the “Prospectus”); (v) the Issuer Free Writing Prospectus filed with the Commission on August 26, 2024 and described on Annex C to the Underwriting Agreement (together with the Base Prospectus and the Preliminary Prospectus, the “Time of Sale Information”); (vi) an executed copy of the Indenture; (vii) an executed copy of the indenture dated as of November 13, 2014 between the Company and the Trustee (the “Subordinated Indenture”); (viii) the Company’s Amended and Restated Articles of Incorporation, as amended and currently in effect (the “Articles of Incorporation”), and Amended and Restated Bylaws, as currently in effect (the “Bylaws”); (ix) executed copies of the global note evidencing the Notes (collectively with the Underwriting Agreement and the Indenture, the “Transaction Documents”); (x) records of proceedings and actions of the Company’s Board of Directors and the Pricing Committee of the Board of Directors relating to the transactions described in the Underwriting Agreement and the Indenture; (xi) the Certificate of Status, dated July 25, 2024, provided by the Department of Financial Institutions of the State of Wisconsin (the “Certificate of Status”); and (xii) originals or copies of such corporate and other records, certificates and documents as we deemed necessary or advisable for purposes of this opinion. In such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. Capitalized terms not defined herein shall have the meanings set forth in the Underwriting Agreement.

Based on the foregoing and subject to the provisions set forth below, we are of the opinion that:

1.            The Company is validly existing as a corporation in active status under the laws of the State of Wisconsin and has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Information and the Prospectus.

BofA Securities, Inc.

Citigroup Global Markets Inc.

RBC Capital Markets, LLC

August 29, 2024

2.            The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification, except where failure to do so would not have a Material Adverse Effect.

3.            The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956.

4.            Associated Bank, National Association (the “Bank”) is validly existing as a nationally chartered commercial bank under the laws of the United States and has the power and authority (corporate and other) to own its properties and conduct its business as described in the Time of Sale Information and the Prospectus.

5.             No consent, approval, authorization or order of or qualification with any federal or State of Wisconsin governmental body or agency is required for the performance by the Company of its obligations under the Transaction Documents, except such as have been obtained or such as may be required by securities or Blue Sky laws in connection with the offer and sale of the Notes.

6.            The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

7.            The Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act of 1939, as amended, and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms.

8.            The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture, and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms.

9.             Each of the Transaction Documents conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

10.          The Company is not, and after giving effect to the offering and sale of the Notes and the application of proceeds therefrom as described in the Time of Sale Information and the Prospectus will not be, required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

BofA Securities, Inc.

Citigroup Global Markets Inc.

RBC Capital Markets, LLC

August 29, 2024

11.          To our knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus under Item 103 of Regulation S-K promulgated by the Commission that are not described as required.

12.          To our knowledge, there are no contracts or documents of a character required to be described in the Registration Statement, Time of Sale Information or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

13.          The execution, delivery and performance of each of the Transaction Documents relating specifically to the Indenture and the Notes, and the issuance and sale of the Notes, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Bank pursuant to (i) the Articles of Incorporation or the Bylaws or the charter, the articles of association, as amended, or the by-laws of the Bank, each as currently in effect; (ii) the Subordinated Indenture; (iii) any provision of the law, rules and regulations of the State of Wisconsin, any applicable federal banking regulator or the federal laws of the United States that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents (other than securities and Blue Sky laws, antifraud laws, rules and regulations of the Financial Industry Regulatory Authority (FINRA) and the securities laws of foreign jurisdictions); (iv) to our knowledge, any agreement or contract to which the Company is a party or subject, except with respect to breaches that are not likely to have a Material Adverse Effect; or (v) to our knowledge, any material judgments, orders, or decrees by which the Company, the Bank or their respective properties are bound, except, with respect to clause (v), breaches, violations, defaults, liens, charges or encumbrances that are not likely to have a Material Adverse Effect.

14.          The statements in the Time of Sale Information and the Prospectus under the headings “Description of the Notes,” “Certain ERISA Considerations,” “Underwriting” and “Description of Senior and Subordinated Debt Securities,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown, in all material respects.

15.          The statements in the Time of Sale Information and the Prospectus under the heading “Certain United States Federal Income Tax Consequences,” insofar as such statements constitute a summary of the United States federal tax laws referred to therein, accurately and fairly summarize the United States federal tax laws referred to therein in all material respects.

BofA Securities, Inc.

Citigroup Global Markets Inc.

RBC Capital Markets, LLC

August 29, 2024

We also hereby confirm to you that the Registration Statement has become effective under the Securities Act, the Prospectus was filed with the Commission pursuant to and within the time period required by subparagraph (5) of Rule 424(b) on August 28, 2024 and, to the best of our knowledge based on our review of the Commission’s Stop Orders listed at https://www.sec.gov/litigation/stoporders.shtml, no order suspending the effectiveness of the Registration Statement or any part thereof has been issued and, to our knowledge, no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act. Each document filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, and each part of the Registration Statement, when such part became effective or any later date of a filing of an Annual Report on Form 10-K, the Preliminary Prospectus as of the date it was filed pursuant to Rule 424 pursuant to the Securities Act and as of the date hereof, and the Prospectus as of its date and as of the date hereof, appeared on their faces to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, except that, in each case, we do not express any opinion as to the financial statements, schedules and other financial data included in or excluded from such documents filed pursuant to the Exchange Act or the Registration Statement or that part of the Registration Statement that constitutes the Trustee’s statement of eligibility on Form T-1 and we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in such documents filed pursuant to the Exchange Act or in the Registration Statement, the Prospectus (other than as specified in paragraphs 14 and 15 above insofar as the captions referred to therein relate to provisions of documents and other legal matters).

Whenever we indicate above that the opinion is with respect to matters within the “knowledge of” or “known by” us, such knowledge means our reliance on the representations and warranties of the Company as to factual matters contained in the Underwriting Agreement and in the documents delivered on the date hereof pursuant to the Underwriting Agreement, and the conscious awareness of facts of the attorneys currently practicing law with our firm who had involvement in the transaction and such other attorneys presently in the firm whom we have determined are likely, in the course of representing the Company, to have knowledge of the matters covered by the opinion.

With respect to our opinion in paragraph 1, above, “active status” means that, as of the date of the Certificate of Status, the Company (i) has filed with the Department of Financial Institutions of the State of Wisconsin all annual reports required to be filed by Section 180.1622 of the Wisconsin Business Corporation Law, and (ii) has not filed articles of dissolution. Our opinion in paragraph 3, above, is based solely on our review of the public records of the Board of Governors of the Federal Reserve System (or summaries thereof) that are available on the Federal Financial Institutions Examination Council’s website located at https://ffiec.gov/NPW.

BofA Securities, Inc.

Citigroup Global Markets Inc.

RBC Capital Markets, LLC

August 29, 2024

The foregoing opinions are limited to the laws of the United States, the State of Wisconsin and the State of New York, and we express no opinion with respect to any other laws.

Our opinions, including, without limitation, those opinions in paragraphs 7 and 8, above, are also subject to the following exceptions, limitations and qualifications: (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws relating to or affecting creditors’ rights and remedies; (ii) the effect of general principles of equity, whether raised in an action at law or in equity (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; (iii) we express no opinion concerning the enforceability of: (a) the waiver of rights or defenses contained in Section 5.15 of the Indenture; (b) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (c) provisions imposing liquidated damages, default interest, late charges, monetary penalties, make-whole premiums, or other economic remedies to the extent such provisions are deemed to constitute a penalty; and (d) consents to, or restrictions upon, jurisdiction, venue, arbitration, remedies or judicial relief; and (iv) we express no opinion with respect to: (a) provisions for exclusivity, election or cumulation of rights or remedies; (b) provisions authorizing or validating conclusive or discretionary determinations; (c) compliance with laws relating to permissible interest rates; or (d) provisions providing for indemnification, exculpation or contribution. In applying such principles, a court, among other things, might not allow the Trustee to take action based upon the occurrence of a default deemed immaterial, and we assume that the Trustee will at all times act in good faith, in a commercially reasonable manner and in compliance with all laws and regulations.

With your consent, to the extent that the obligations of the Company under the Underwriting Agreement and the Indenture may be dependent upon such matters, we have assumed for purposes of this letter that (i) each of the parties to the Underwriting Agreement and the Indenture other than the Company (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) has the requisite organizational and legal power and authority to execute, deliver and perform its obligations under the Underwriting Agreement and the Indenture; and (c) has duly authorized, executed and delivered the Underwriting Agreement and the Indenture; (ii) with respect to the Underwriters and the Trustee, the Underwriting Agreement and the Indenture, respectively, constitutes its legally valid and binding agreement, enforceable against it in accordance with its terms; (iii) the Trustee is in compliance, generally and with respect to acting as Trustee under the Indenture, with all applicable laws and regulations; and (iv) all natural persons signing the Transaction Documents have the requisite legal capacity and competence.

BofA Securities, Inc.

Citigroup Global Markets Inc.

RBC Capital Markets, LLC

August 29, 2024

These opinions are given as of the date hereof, they are intended to apply only to those facts and circumstances that exist as of the date hereof, and we assume no obligation or responsibility to update or supplement these opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur, or to inform you of any change in circumstances occurring after the date hereof that would alter the opinions rendered herein.

Our opinions are limited to the matters set forth herein, and no opinion may be inferred or is implied beyond the matters expressly contained herein. This letter is being provided solely for the purposes of complying with the requirements of paragraph (h) of Section 6 of the Underwriting Agreement and is being rendered solely for the benefit of the addressees hereof (or, as applicable, their successor in interest by means of merger, consolidation, transfer of business or other similar transaction), and, solely as it relates to matters of law of the State of Wisconsin, Sullivan & Cromwell LLP. This letter may not be used or relied upon for any other purpose, relied upon by any other party, or filed with or disclosed to any third party other than to a court in connection with the enforcement or protection of your rights or remedies under the Underwriting Agreement or in order to allow you to comply with applicable laws, rules or regulations or as a result of a specific request made by a governmental authority or other authority, without our prior written consent.

Very truly yours,

/s/ Godfrey & Kahn, S.C.

GODFREY & KAHN, S.C.